SCHEDULE 14A

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant    [ ]
          Check the Appropriate Box:

          [X]  Preliminary Proxy Statement

          [ ]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                        1ST COMMUNITY BANCORP, INC.
             (Name of Registrant as Specified in Its Charter)


___________________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2),
      or Item 22(a)(2) of Schedule 14A.

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      (1) Title of each class of securities to which transaction applies:
      ____________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:
      ____________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the file fee is calculated and state how it was determined):
      ____________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:
      ____________________________________________________________________
      (5) Total fee paid:
      ____________________________________________________________________

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:
      ____________________________________________________________________
      (2) Form, Schedule or Registration Statement No.:
      ____________________________________________________________________
      (3) Filing party:
      ____________________________________________________________________
      (4) Date filed:
      ____________________________________________________________________
































                    [1ST COMMUNITY BANCORP, INC. LOGO]



                             109 EAST DIVISION
                          SPARTA, MICHIGAN 49345


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
___________________________________________________________________________

     The annual meeting of shareholders of 1st Community Bancorp, Inc. will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, on Tuesday, April 30, 1996, at 7:30 p.m. local time, for the following purposes:

     1.   To elect directors.

     2. To approve an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock.

     3. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 8, 1996, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The following Proxy Statement and enclosed form of proxy are being furnished to holders of 1st Community Common Stock on and after March 31, 1996.

                              By Order of the Board of Directors,


                              /S/ JAE M. MAXFIELD
                              Jae M. Maxfield
                              President and Chief Executive Officer


March 31, 1996
__________________________________________________________________________

          It is important that your shares be represented at the
            meeting.  Even if you expect to attend the meeting,
             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.







PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS
                                    OF
                        1ST COMMUNITY BANCORP, INC.

                              April 30, 1996

     This Proxy Statement and the accompanying form of proxy are being furnished to holders of common stock, $10 par value ("Common Stock"), of 1st Community Bancorp, Inc. (the "Corporation") on and after March 31, 1996, in connection with the solicitation of proxies by the Corporation's Board of Directors for use at the annual meeting of the Corporation's shareholders (the "Annual Meeting") to be held on April 30, 1996, and at any adjournment of that meeting. The Annual Meeting will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, at 7:30 p.m. local time.

     The purpose of the Annual Meeting is to (i) elect directors, and (ii) consider and vote upon approval of an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock. If a proxy in the form distributed by the Corporation is properly executed and returned to the Corporation, the shares represented by that proxy will be voted at the Annual Meeting and at any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement and for approval of the proposed amendment to the Corporation's Articles of Incorporation. The Corporation's management does not know of any other matter to be presented at the Annual Meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Corporation. A proxy may also be revoked by attending and voting at the Annual Meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of the Corporation and Sparta State Bank (the "Bank") may also solicit proxies in person, by telephone or by other means without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Corporation.







ELECTION OF DIRECTORS

     The Board of Directors has nominated the following three persons for reelection to the Corporation's Board of Directors for terms expiring at the annual meeting of shareholders to be held in 1999:

                              Jae M. Maxfield
                                Jon E. Pike
                              Linda R. Pitsch

     Eight other directors are serving terms that will expire in 1997 and 1998. It is the intent of the persons named in the accompanying proxy to vote for the election of the three nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

     A plurality of the shares represented in person or by proxy and voting at the meeting is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


AMENDMENT OF THE ARTICLES OF INCORPORATION

     The Board of Directors proposes to amend Article III of the Corporation's Articles of Incorporation to increase the Corporation's authorized capital stock from 500,000 shares of Common Stock to 1,000,000 shares of Common Stock. The purpose of the amendment is to provide additional shares for future issuance.

     As of March 8, 1996, 485,413 authorized shares of Common Stock were issued and outstanding. The Board of Directors believes that it is advisable to have the additional authorized shares available for possible future stock splits and dividends, employee benefit plans, equity-based acquisitions, and other corporate purposes that might be proposed in the future. The Corporation has no present plans or proposals to issue shares that would be authorized by the proposed amendment. However, the Board of Directors has authorized the issuance of shares for such purposes in the past.

                       -2-
     Management continues to seek favorable acquisition opportunities. It has in the past had, and anticipates that it will from time to time in the future have, discussions with other organizations that might be interested in being acquired as well as discussions with larger institutions that have branches that those institutions may wish to sell. Authorized but unissued shares of Common Stock, or funds raised in a public offering of shares, may be used for these purposes.

     All of the additional shares resulting from the increase in the number of authorized shares of the Corporation's Common Stock would be the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. Shareholders have no preemptive rights to acquire shares issued by the Corporation under its existing Articles of Incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Corporation's Articles of Incorporation. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing shareholders.

     If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such shares by the Corporation.

     This increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Corporation more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

     The first paragraph of Article III, as amended, would read as follows:

          The total authorized capital stock of the corporation is one million (1,000,000) shares of common stock, par value $10.00 per share.

     Under the Corporation's Articles of Incorporation, the affirmative vote of holders of two-thirds of the shares entitled to vote at the Annual Meeting is required to approve the proposed amendment to the Corporation's Articles of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
                         ARTICLES OF INCORPORATION




                       -3-
VOTING SECURITIES

     Holders of record of Common Stock at the close of business on March 8, 1996, will be entitled to vote at the Annual Meeting on April 30, 1996, and any adjournment of that meeting. As of March 8, 1996, there were 485,413 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for shareholder action.

     As of March 8, 1996, no shareholder is known to the Corporation's management to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock as of that date.

     The following table sets forth information concerning the number of shares of Common Stock held as of March 8, 1996, by each of the Corporation's directors and nominees for director, each of the named executive officers and all of the Corporation's directors and executive officers as a group:

                                            AMOUNT AND NATURE OF
                                    BENEFICIAL OWNERSHIP OF COMMON STOCK<F1>
                                  SOLE VOTING         SHARED
                                      AND            VOTING OR         TOTAL        PERCENT
    NAME OF                       DISPOSITIVE       DISPOSITIVE      BENEFICIAL       OF
BENEFICIAL OWNER                     POWER           POWER<F2>       OWNERSHIP       CLASS
Frank G. Berris                       2,268              --            2,268          <F*>
Lawrence D. Bradford                   --               7,737          7,737           1.6%
William F. Cutler, Jr.                 --               1,593          1,593          <F*>
L. Edmond Eary, Jr., M.D.             2,413               108          2,521          <F*>
Lewis G. Emmons                       4,638              --            4,638           1.0
Stuart Goodfellow                     5,682              --            5,682           1.2
Walter Hill                            --               6,323          6,323           1.3
Jae M. Maxfield                        --                --             --            <F*>
Jon E. Pike                             846              --              846          <F*>
Linda R. Pitsch                        --                 356            356          <F*>
Andrew Zamiara                          231               683            914          <F*>

All directors and
 executive officers
 as a group                          16,078            17,109         33,187           6.8%

________________________

<F*> Less than 1%.

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are


                                       -4-
     considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2> These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have substantial influence by reason of relationship.

DIRECTORS AND EXECUTIVE OFFICERS

    The Corporation's Board of Directors is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves a successive three-year term of office. Directors who are not employees of the Corporation may not serve for more than five consecutive three-year terms, nor may they serve after attaining age 70.

    Three members of the present Board of Directors are standing for reelection. Eight other directors are serving terms that will expire in 1997 and 1998.

    Biographical information concerning the Corporation's directors and executive officers, including the three nominees who are nominated for election to the Board of Directors at the Annual Meeting, is presented below. Except as otherwise indicated, all directors and executive officers have had the same principal employment for over five years. All executive officers are appointed annually and serve at the pleasure of the Board of Directors. All of the directors of the Corporation also serve as directors of the Bank.

    NOMINEES FOR ELECTION AS DIRECTORS TO TERMS EXPIRING IN 1999

         JAE M. MAXFIELD (age 50) has been a director and President and Chief Executive Officer of the Corporation and the Bank since January, 1995. From 1993 until January, 1995, Mr. Maxfield operated Maxfield Associates, an association of financial advisors engaged in providing financial services to business and professional occupations. Mr. Maxfield previously served as President and Chief Executive Officer of Society Bank in Monroe,


                       -5-
    Michigan, formerly a subsidiary of First of America Bank, from 1974 until 1993. Mr. Maxfield is also a director of West Shore Computer Services, Inc., a data processing company, in which the Bank owns a 20% interest.

         JON E. PIKE (age 54) is a certified public accountant and Managing Partner of Beene, Garter & Co., certified public accountants, of Grand Rapids, Michigan. Mr. Pike has been a director of the Corporation and the Bank since September, 1990. Mr. Pike is also a director of Wm. A. Rogers & Co., a retail hardware business in Sparta, Michigan, and President and a director of B.G. Systems, Inc., a computer software business affiliated with Beene, Garter & Co.

         LINDA R. PITSCH (age 48) has been a director of the Corporation and the Bank since December, 1994, and Secretary of
    the Corporation and the Bank since February, 1995.   Ms. Pitsch
    is also Senior Vice President and Cashier of the Bank.   Ms.
    Pitsch has been an employee of the Bank since September, 1969, serving in various management and executive capacities. Ms. Pitsch is also a director and President of the Grand Rapids Chapter of the American Institute of Banking and an instructor at Davenport College of Business, serving on its Accounting Advisory Board.

    DIRECTORS WITH TERMS EXPIRING IN 1998

         FRANK G. BERRIS (age 48) is President of and owns American Gas & Oil, Inc., a distributor of petroleum products and operator of gas stations. Mr. Berris has been a director of the Corporation and the Bank since August, 1991. Mr. Berris is also Past President of West Michigan Oilman's Club and a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores.

         LAWRENCE D. BRADFORD (age 56) is President of Bradford Insurance Centre, Ltd., an insurance agency, that was acquired by the Bank on January 1, 1996. Mr. Bradford was a co-owner of Bradford Insurance Centre, Ltd. prior to the acquisition. Mr. Bradford has been a director of the Corporation since 1986 and a director of the Bank since 1974.

         LEWIS G. EMMONS (age 51) is President and a director of Emmons Development-Real Estate, Special Projects Coordinator for Great Day Food Stores. Mr. Emmons has been a director of the Corporation since 1986 and a director of the Bank since 1978.

         STUART GOODFELLOW (age 52) owns Goodfellow Blueberry Farms and Goodfellow Vending Services, a vending company. Mr.


                       -6-
    Goodfellow is also past Vice President and a director of the Michigan Blueberry Grower's Association. Mr. Goodfellow has been a director of the Corporation and the Bank since August, 1991.

    DIRECTORS WITH TERMS EXPIRING IN 1997

         WILLIAM F. CUTLER, JR. (age 48) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January, 1994. The H.
    H. Cutler Company was sold to VF (Vanity Fair) Corporation in January, 1994. Mr. Cutler has been a director of the Corporation and the Bank since October, 1993. Mr. Cutler is also President of the Board of Directors of the Sparta Health Center, of which he has been a director since 1981, and a trustee of the Rockford Education Foundation.

         L. EDMOND EARY, JR., M.D. (age 67) retired in 1991 after establishing and operating a solo medical practice for 38 years. Dr. Eary was an Associate Professor of Family Practice at the College of Human Medicine at Michigan State University from July, 1972 until June, 1988. Dr. Eary has been a director of the Corporation since 1986 and a director of the Bank since 1969.
    Dr. Eary served as Interim President and Chief Executive Officer of the Corporation from October 1, 1994 until January 10, 1995. Dr. Eary has been Chairman of the Board of Directors of the Corporation and the Bank since May, 1991 and was Vice Chairman of the Board of Directors of the Corporation and the Bank from May, 1990 until May, 1991. Dr. Eary is also a director of Northwest Ambulance Corp., a non-profit corporation, and Past President, director and Treasurer of the Michigan Academy of Family Physicians.

         WALTER HILL (age 69) is a co-owner of Hill Brothers Fruit Farm and Cider Mill. Mr. Hill has been a director of the Corporation since 1986 and a director of the Bank since 1983. Mr. Hill is also a director of Jack Brown Produce and the Michigan Agricultural Commodities Marketing Association.

         ANDREW ZAMIARA (age 54) is a registered pharmacist and President/Manager of Momber Pharmacy and Gift Shop in Sparta,
    Michigan. Mr. Zamiara has been a director of the Corporation and the Bank since August, 1990.

    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         DENIS L. CROSBY (age 53) has been Vice President of the
    Corporation since 1991.  Mr. Crosby has been Senior Vice
    President of Loans at the Bank since 1990 and Vice President of


                       -7-
    Loans at the Bank since 1986. Before that, Mr. Crosby was a commercial loan officer at various affiliates of Michigan National Bank since 1972. Mr. Crosby is a member of the Sparta Downtown Development Authority and member of the Economic Development Foundation of Western Michigan.

         GERALD P. DAVID (age 57) has been Senior Vice President of the Bank since 1985. Before that, Mr. David served in various capacities at the Bank in the Operations area since July, 1976. Prior to employment at the Bank, he was associated with Old Kent Bank. Mr. David serves as President of the Mid Michigan BAI Chapter.

         THOMAS L. LAMPEN (age 40) has been Chief Financial Officer of the Bank since 1992 and Treasurer of the Corporation since 1986. Before that, Mr. Lampen worked for Alexander Grant and Company, a national accounting firm. Mr. Lampen is a Certified Public Accountant.

    The Corporation's Board of Directors has, among others, the following standing committees:

    AUDIT COMMITTEE. The members of the Audit Committee as of March 8, 1996, were Jon Pike (Chairman), L. Edmond Eary, M.D., Lewis Emmons and Stuart Goodfellow. The Audit Committee is responsible for causing a suitable examination of the financial records and operations of the Corporation and the Bank to be made by the internal auditor of the Corporation through a program of continuous internal audits. The Audit Committee recommends to the Corporation's Board of Directors independent certified public accountants for employment to examine the financial statements of the Corporation and make such additional examinations as the committee deems advisable. The Audit Committee also reviews reports of examination of the Corporation and the Bank received from regulatory authorities, and reports to the Board of Directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee deems appropriate, reviewing the scope of the Corporation's and the Bank's procedures for internal auditing and the results thereof. The Audit Committee met five times during 1995.

    PERSONNEL AND BENEFITS COMMITTEE. The members of the Personnel and Benefits Committee as of March 8, 1996, were Andrew Zamiara (Chairman), William F. Cutler, Jr., Lewis Emmons, Stuart Goodfellow, Walter Hill and
Jae Maxfield.   The Personnel and Benefits Committee performs the function of a compensation committee and receives recommendations from senior management and makes recommendations to the Board of Directors concerning the compensation and benefits of the officers of the Corporation and the Bank. The Personnel and Benefits Committee also monitors the provisions of the Personnel Manual and sets the parameters for the Bank's incentive bonus plan. This committee also administers the Bank's pension plan. The Personnel and Benefits Committee met three times during 1995.

                       -8-
    EXECUTIVE AND LOAN REVIEW COMMITTEE. The members of the Executive and Loan Review Committee as of March 8, 1996, were L. Edmond Eary, M.D. (Chairman), Frank Berris, Lawrence Bradford, William F. Cutler, Jr., Lewis Emmons, Stuart Goodfellow, Walter Hill, Jae Maxfield, Jon Pike, Andrew Zamiara and Denis Crosby. Mr. Crosby is an executive officer of the Bank. This committee reviews all aspects of loan activity for the Bank for the preceding month, including new loans of $25,000 or more, problem loans and loans classified by examiners, loans 60 days or more past due and non-accrual loans. This committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank.
It may also act in other capacities as authorized by the Board of Directors. The Executive and Loan Review Committee met seventeen times in 1995.

    BRANCHING AND ACQUISITIONS COMMITTEE. The members of the Branching and Acquisitions Committee as of March 8, 1996, were Frank Berris, Lawrence Bradford, William F. Cutler, Jr., L. Edmond Eary, M.D., Jae Maxfield and Jon Pike. The purpose of this committee is to consider potential acquisitions by the Bank and/or the Corporation. The Branching and Acquisitions Committee met three times in 1995.

    The Corporation does not have a standing nominating committee of the Board of Directors. During 1995, the Corporation's Board of Directors held twelve regular and special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.


SECTION 16(A) REPORTING DELINQUENCIES

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons beneficially owning more than 10% of the outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that all applicable Section 16(a) reporting and filing requirements were satisfied from January 1, 1995, through December 31, 1995.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    The following table shows certain information concerning the compensation earned by each individual who served as Chief Executive


                       -9-
Officer of the Corporation during 1995 for services rendered to the Corporation or the Bank during each year in the three-year period ended December 31, 1995 in which such individual served as an executive officer of the Corporation or Bank. No other executive officer of the Corporation had cash compensation in excess of $100,000 during 1995. Mr. Maxfield was compensated by the Bank in the capacity indicated in the table.

                        SUMMARY COMPENSATION TABLE
         NAME AND
         PRINCIPAL                                      ANNUAL COMPENSATION         ALL OTHER
       POSITION<F1>                     YEAR        SALARY<F2>        BONUS<F3>   COMPENSATION<F4>
Jae M. Maxfield                         1995        $ 100,800         $ 30,900       $ 7,797
 Director, President and Chief
 Executive Officer of the
 Corporation and the Bank<F5>

L. Edmond Eary, Jr., M.D.               1995        $   6,490               --            --
 Chairman of the Board, Interim         1994           10,550               --            --
 President and Chief Executive
 Officer of the Corporation<F5>

_____________________

<F1> Capacities indicated are those in which a majority of compensation was paid if capacities changed during the year. All of the Corporation's executive officers also serve as executive officers of the Bank.

<F2> Includes compensation deferred under the Bank's 401(k) Retirement
     Savings Plan and director fees paid by the Corporation and the Bank.

<F3> Includes compensation deferred under the Bank's 401(k) Retirement
     Savings Plan.

<F4> All other compensation for Mr. Maxfield includes:  (i) a housing allowance for relocation of Mr. Maxfield; and (ii) amounts paid by the Bank for life and disability insurance. The amounts included for each such factor during 1995 are: (i) $7,200; and (ii) $597.

<F5> Dr. Eary served as Interim President and Chief Executive Officer of the Corporation from October 1, 1994 until January 10, 1995. Mr. Maxfield was appointed President and Chief Executive Officer of the Corporation on January 11, 1995.

<F6> Compensation reported in this table does not include amounts paid under the Corporation's defined benefit plans.


                      -10-
     Mr. Maxfield has an employment agreement with the Bank. Under this agreement, Mr. Maxfield shall be employed as President and Chief Executive Officer of the Bank and the Corporation unless his employment is terminated by him or he is dismissed at the pleasure of the Board of Directors of the Bank. Under this agreement, Mr. Maxfield is entitled to a base salary to be reviewed annually by the Board of Directors of the Bank, participation in the Bank's Incentive Bonus Plan, payment of directors fees normally payable to directors of the Corporation and the Bank for meetings attended, and other benefits generally available to all Bank employees. Mr. Maxfield has agreed not to compete in any way with the business of the Bank and Corporation while in the employ of the Bank and for one year after termination of his employment with the Bank.

     401(K) PLAN. The Sparta State Bank 401(k) Retirement Savings Plan (the "Savings Plan") is a 401(k) plan established as of July 1, 1992. The Savings Plan is qualified under Section 401(a) of the Internal Revenue Code.

     The purpose of the Savings Plan is to permit Bank employees, including Mr. Maxfield, to save for retirement on a pre-tax basis. In addition to the pre-tax contributions by Bank employees, the Bank may make discretionary matching and/or profit-sharing contributions to the Savings Plan. If matching and/or profit-sharing contributions are made to the Savings Plan, a participant is fully vested in those contributions after six years of vested service.

     Each participant in the Savings Plan has an account to record his or her interest in the plan. The amount of the contributions made by or on behalf of the participants are credited to their accounts. A participant's benefit from the Savings Plan is equal to the vested amount in his or her account under the plan when he or she terminates employment with the Bank.

     INCENTIVE BONUS PLAN. The Bank's Incentive Bonus Plan (the "Bonus Plan") was established for all of the Bank's officers in 1985. The Bonus Plan has applied to all employees (both officer and non-officer personnel) since the 1986 fiscal year. The purposes of the Bonus Plan are to (i) motivate all personnel of the Bank, (ii) encourage growth of profits and maximization of return on equity of the Bank, and (iii) provide an opportunity for participants to be rewarded for individual effort and performance that is considered by the Personnel and Benefits Committee to be above average.

     The Bonus Plan was revised in 1995 and was based on return on equity instead of return on assets. A funding range of 9.0% through 10.0% was established. If return on equity was below 9.0%, or the "threshold," no bonus based on Bank profits would be paid. Bonuses payable under the Bonus Plan would begin to accrue at 9.0% return on equity. One quarter of the targeted bonus amount would be payable for each one quarter of one percentage point increase in return on equity above 9%, with 100% of the


                      -11-
targeted bonus amount payable at 10.0% return on equity. There was no maximum bonus payable under the Bonus Plan such that any increase in return on equity over 10.0% provided a bonus greater than 100% of the targeted bonus.

     Determinations of eligibility, funding, allocations and amounts of awards are subject to the review and final approval of the Board of Directors of the Bank. The Bank's executive officers, as a group, who are also executive officers of the Corporation received incentive bonuses totaling $74,123 under the Bonus Plan for the 1995 fiscal year.

     PENSION PLAN. The Sparta State Bank Pension Plan (the "Pension Plan") is a defined benefit plan adopted as of April 1, 1968. The Pension Plan is qualified under Section 401(a) of the Internal Revenue Code. The cost of the Pension Plan is borne entirely by the Bank. The purpose of the Pension Plan is to provide retirement benefits to Bank employees. Each participant is fully vested after six years of vested service.

     Subject to certain minimums, the monthly normal retirement benefit is equal to 1.1% of the participant's average monthly compensation multiplied by his or her years of vested service (without limit on amount), plus 0.6% of the participant's average monthly compensation in excess of covered compensation multiplied by his or her years of vested service (up to a maximum of 35 years). "Average monthly compensation" means the monthly average of the participant's compensation during the five consecutive plan years in which the participant was most highly compensated during the ten plan years immediately preceding his or her termination of employment. "Covered compensation" means the greater of (i) $1,000, or (ii) one twenty-fourth (1/24) of the covered compensation (determined under regulations issued by the Internal Revenue Service) of an individual who attains social security retirement age in the plan year in which the benefit is calculated. Election of available joint and survivor benefits, early retirement benefits and other payment options would reduce monthly retirement benefits.

     Since retirement benefits under the Pension Plan are based in substantial part upon compensation during the ten years before termination of employment, it is not possible to predict accurately the annual retirement benefits to be paid to any participant. The Pension Plan Table set forth below shows estimated annual benefits payable under the Pension Plan upon retirement to persons in the compensation and years-of-service classifications listed in the table.









                      -12-

                            PENSION PLAN TABLE
           AVERAGE
         REMUNERATION                            YEARS OF BENEFIT SERVICE

                                                                                              35 OR
                            10           15           20           25            30           MORE
         $  20,000       $ 2,622      $ 3,934      $ 5,245      $ 6,556       $ 7,867       $ 9,178
            40,000         6,022        9,034       12,045       15,056        18,067        21,078
            60,000         9,422       14,134       18,845       23,556        28,267        32,978
            80,000        12,822       19,234       25,645       32,056        38,467        44,878
           100,000        16,222       24,334       32,445       40,556        48,667        56,778
           120,000        19,622       29,434       39,245       49,056        58,867        68,678
           140,000        23,022       34,534       46,045       57,556        69,067        80,578
           160,000        26,422       39,634       52,845       66,056        79,267        92,478

    As of March 8, 1996, Mr. Maxfield had one year of service under the Pension Plan. Covered compensation for the individuals named in the Summary Compensation Table above is substantially the same as the aggregate amount reported as "Annual Compensation" in that table.

    During 1995, the Corporation compensated its directors at the rate of $50 per meeting attended and directors who were not employees of the Corporation or the Bank received $60 per hour for each meeting of any committee of the Board of Directors on which they served other than the Executive and Loan Review Committee. During 1995, the Bank compensated its directors at the rate of $350 per meeting attended. The Chairman of the Board of the Bank received an additional $100 per meeting attended.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Directors, nominees for director and executive officers of the Corporation and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 1995, and March 8, 1996. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    On May 22, 1990, the Bank opened a branch on the corner of Division Street and Ida Red Avenue in Sparta, Michigan. Bradford Insurance Centre, Ltd. (the "Agency") entered into a Lease and Option to Purchase with the


                      -13-
Bank providing for the lease and/or purchase of a portion of the land and building which is occupied by the branch. Mr. Bradford, a director of the Corporation and the Bank and President of the Agency (now a wholly owned subsidiary of the Bank), and two of Mr. Bradford's brothers were the stockholders (each owning a 33 1/3% interest) of the Agency during 1994 and 1995. The Lease and Option to Purchase was negotiated by the Bank and the Agency on an arm's-length basis and contains terms and conditions comparable to other lease/purchase arrangements in the area. The Lease and Option to Purchase terminated on May 31, 1995, and the Agency rented the space occupied by the Agency on a month to month basis thereafter. During 1994 and 1995, the Agency made aggregate payments under this arrangement to the Bank of $39,327 and $37,555, respectively.

    Effective January 1, 1996, the Bank, through a merger of a wholly owned subsidiary of the Bank, acquired all of the outstanding stock of the Agency. Mr. Bradford and his two brothers each received 6,870 shares of the Corporation's Common Stock, valued at approximately $259,350 for purposes of the transaction, in exchange for the outstanding shares of the Agency. In connection with the transaction, Mr. Bradford, his son and his nephew each entered into an employment agreement with the Agency. Under the terms of these agreements, each individual will be employed for an initial term of three years, will receive a base salary and will participate in a bonus pool based on the income of the Agency as compared to the Bank's investment in the Agency. In return, each individual agreed to certain covenants, including covenants not to compete with the Agency for specified periods of time.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Crowe, Chizek and Company LLP, certified public accountants, served as the Corporation's principal accountant for 1995. The Board of Directors has not yet selected the Corporation's principal accountant for 1996 and is currently soliciting competitive bids from several accounting firms. Representatives of Crowe, Chizek and Company LLP are not expected to be present at the Annual Meeting. If a representative of Crowe, Chizek and Company LLP attends the meeting, the representative will have an opportunity to make a statement and will be expected to be available to respond to appropriate questions.


PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 1997 annual meeting of shareholders must be received by the Corporation for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by December 1, 1996. Proposals of shareholders should be made in accordance with Securities and Exchange Commission
Rule 14a-8.


                      -14-
FORM 10-K REPORT AVAILABLE

    THE CORPORATION'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST. REQUESTS SHOULD HE DIRECTED TO MR. THOMAS L. LAMPEN, TREASURER, 1ST COMMUNITY BANCORP, INC., 109 EAST DIVISION, SPARTA, MICHIGAN 49345.












































                      -15-
                        1ST COMMUNITY BANCORP, INC.
P R O X Y                    109 EAST DIVISION                    P R O X Y
                          SPARTA, MICHIGAN 49345
              ANNUAL MEETING OF SHAREHOLDERS - APRIL 30, 1996


         The undersigned shareholder appoints L. Edmond Eary, Jr., M.D., and Lawrence D. Bradford, or either of them, each with the power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of 1st Community Bancorp, Inc. referred to above and at any adjournment of that meeting, on all matters that come before the meeting.


1.  Election of Directors

     [ ] FOR all nominees listed below    [ ]  WITHHOLD AUTHORITY
         (except as indicated below)           to vote for all nominees
                                               listed below

               Jae M. Maxfield     Jon E. Pike    Linda R. Pitsch


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       ___________________________________________________________

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES


2. Proposal to Approve an Amendment to the Corporation's Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

     [ ] FOR                  [ ] AGAINST           [ ] ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AND FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.


Dated: _________________, 1996       Please sign exactly as your name appears
                                     on this proxy.  If signing for estates,
                                     trusts or corporations, title or
                                     capacity should be stated.  IF SHARES
                                     ARE HELD JOINTLY, EACH HOLDER SHOULD
                                     SIGN.


                                     ________________________________________
                                                   Signature


                                     ________________________________________
                                            Signature if held jointly

         IMPORTANT -- PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
                         IN THE ENCLOSED ENVELOPE